SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (date of earliest event reported): November 19, 2002

Commonwealth Biotechnologies, Inc.
(Exact name of registrant as specified in its charter)

Virginia	001-13467	56-1641133
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

601 Biotech Drive
Richmond, Virginia 23235
(Address of principal executive offices)

Registrant’s telephone number, including area code: (804) 648-3820

ITEM 5.    Other Events and Regulation FD Disclosure.

On August 16, 2002, Commonwealth Biotechnologies, Inc. (the “Company”) received notification from the NASDAQ Stock Market, Inc. (“Nasdaq”) indicating that the Company failed to maintain a minimum market value of publicly held shares (“MVPHS”) of $1,000,000 over the previous 30 consecutive trading days as required by Marketplace Rule 4310(c)(7) (the “Rule”). As of November 19, 2002, the Company’s MVPHS has been $1,000,000 or greater for at least 10 consecutive trading days. Accordingly, on November l9, 2002, Nasdaq issued a letter to the Company acknowledging that the Company had regained compliance with the Rule and that Nasdaq had closed the matter.

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

.
COMMONWEALTH BIOTECHNOLOGIES, INC.

Dated: November 21, 2002:	By:

/s/ Robert B. Harris, Ph.D.
Robert B. Harris, Ph.D. President and Chief Executive Officer